UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 18, 2014

Date of Report (date of Earliest Event Reported)

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GAME PLAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

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NEVADA	001-34359	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

112 Water Street, Suite 500, Boston, MA 02109

 (Address of principal executive offices and zip code)

(617) 512-4453

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Adoption of 2014 Incentive and Nonstatutory Stock Option Plan

On July 18, 2014, the Board of Directors, (the “Board”) of Game Plan Holdings, Inc., a Nevada corporation (the “Company”), adopted the Company’s “2014 Stock Option Plan” (the “Plan”) effective immediately.  The Board recognizes that stock options are one component of compensation that can help retain and motivate employees without increasing demands on the Company’s cash flow.

The maximum number of options issuable under the Plan is 7,750,000. If any shares of common stock subject to an award under the Plan are forfeited, expire, are settled for cash or are tendered by the participant, or withheld by the Company to satisfy any tax withholding obligation, then, in each case, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration, cash settlement, or withholding. The stock option awards issuable under the Plan can be made up of any combination of incentive and nonstatutory stock options. In order to qualify for incentive stock option treatment, the Plan must be approved by holders of the Company’s common stock within 12 months of July 18, 2014. If such approval is not obtained, then all options granted under the Plan will be deemed nonstatutory stock options. The Plan dictates that stock options will be granted at or above fair market value on the date of grant and will vest as directed by the Board. Incentive stock options are only available to employees, while nonstatutory stock options are available to independent contractors and consultants.

The above description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.

Grant of Incentive and Nonstatutory Stock Options

On July 18, 2014, concurrently with the adoption of the Plan, the Board granted options to purchase a total of 7,500,000 shares of common stock under the Plan (the “Option Grant”). An option to purchase 10,000 shares under an earlier plan was also granted on July 18, 2014. The Option Grant includes options to purchase 500,000 shares granted to employees, consultants, and/or independent contractors of the Company that are not executive officers.

The Board granted to James (Jamie) Dingman, the Company’s Chief Executive Officer, an option  to purchase 2,500,000 shares. This option will vest over approximately three years. 25% of the option vested and became exercisable on July 18, 2014, the date of grant. The Board also granted to Zach Allia, Chief Technology Officer, an option to purchase 2,500,000 shares. 25% of the option vested and became exercisable on July 18, 2014, the date of grant. Mr. Allia’s option similarly vests over approximately three years. Brett Maloley, the Company’s Chief Sales Officer, was granted an option to  purchase 2,000,000 shares of the Company’s common stock. Mr. Maloley’s option will be fully vested and exercisable on December 25, 2015. 25% of the option vested and became exercisable on July 18, 2014, the date of grant.

The exercise price for all granted options is $0.15 per share, which was the closing price of the Company’s common stock on July 18, 2014, the date of grant.

Each stock option granted under the Plan is subject to the terms of an individualized Stock Option Agreement. The Company will enter into Stock Option Agreements with each option recipient. A form of that Stock Option Agreement  is attached as Exhibit 10.2 to this Current Report on Form 8-K. Please be advised that the form attached as Exhibit 10.2 does not cover the specific terms of the granted options described above.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See description in Item 1.01 which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Game Plan Holdings, Inc. 2014 Stock Option Plan, dated July 18, 2014.

10.2	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Game Plan Holdings, Inc.

Date: July 24, 2014	By:/s/ Alexander Karsos
Alexander Karsos, Chief Financial Officer

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